Exhibit 10.4

EXCLUSIVE PATENT AND KNOW-HOW LICENSE AGREEMENT

THIS AGREEMENT is made by and between Thomas C. Edwards, PhD, residing at 1426 Gleneagles Way, Rockledge, FL 32955 (hereinafter sometimes “Edwards”), and DynEco Corporation, a Minnesota corporation, having offices at 564 International Place, Rockledge, FL 32955 (hereinafter sometimes “DynEco”).

WITNESSETH THE FOLLOWING RECITALS:

WHEREAS Edwards has heretofore licensed certain intellectual property to DynEco pursuant to a FIRST AMENDED PATENT AND KNOW-HOW LICENSE AGREEMENT effective March 9, 1992 by and between Edwards and CNS Compressor Corporation, a Minnesota corporation and which has been assigned to DynEco, said FIRST AMENDED PATENT AND KNOW-HOW LICENSE AGREEMENT being hereinafter referred to as the “1992 LICENSE AGREEMENT” and

WHEREAS Edwards has heretofore been employed by DynEco pursuant to an EMPLOYMENT AGREEMENT effective March 1, 1994, hereinafter referred to as the “1994 EMPLOYMENT AGREEMENT” and

WHEREAS DynEco has heretofore licensed certain intellectual property to Parker-Hannifin Corporation, an Ohio corporation (hereinafter “Parker”), pursuant to an EXCLUSIVE WORLDWIDE LICENSE AGREEMENT effective May 1, 2003 and hereinafter referred to as the “2003 PARKER AGREEMENT” and

WHEREAS Edwards and DynEco desire to (1) supplement the 1992 LICENSE AGREEMENT, (2) modify the 1994 EMPLOYMENT AGREEMENT, and (3) validate the licensing of intellectual property by DynEco to Parker in the 2003 PARKER AGREEMENT.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

ARTICLE I – INCORPORATION OF RECITALS

1.1	The parties hereto incorporate by reference the above RECITALS and affirm that such are true and correct.

ARTICLE II – DEFINITIONS

Whenever used in this AGREEMENT the following terms shall have the following meanings:

2.1	PRODUCTS shall mean all positive displacement fluid-moving devices including, for example, multi-vane and single-vane-type compressors, expanders and pumps.

2.2	LICENSED PRODUCTS shall mean all PRODUCTS which are covered by LICENSED PATENTS to Parker Hannifin Corporation.

2.3	LICENSED PATENTS shall mean all patents and patent applications listed in Exhibit AA hereto.

2.4	EDWARDS KNOW-HOW shall mean all technical information, in any and all forms, created by or for Edwards which relate to LICENSED PRODUCTS to Parker Hannifin Corporation.

ARTICLE III – EDWARDS LICENSE GRANTS

3.1	The grants by Edwards of this ARTICLE III shall become effective on the EFFECTIVE DATE. The continued effectiveness of said grants is not conditioned upon the receipt by Edwards of any payments.

3.2

Edwards grants to DynEco an exclusive, worldwide, royalty-bearing right under LICENSED PATENTS to Parker Hannifin Corporation to make, have made, use, have used, lease, sell and have sold LICENSED PRODUCTS, the aforesaid grant including the right to sublicenses.

3.3

Edwards hereby assigns and transfers to DynEco all of his right, title and interest in and to that certain Exclusive Patent and Know-How License Agreement effective January 1, 2004, as same may have been amended from time to time.

ARTICLE IV – EFFECTIVE DATE

4.1	The EFFECTIVE DATE of this Agreement is January 5, 2006.

ARTICLE V – DURATION OF THE AGREEMENT

5.1	The mutual obligations of the parties hereunder shall cease upon the last to expire of the LICENSED PATENTS.

ARTICLE IV – ROYALTY PAYMENTS TO EDWARDS

6.1	Edwards will forego any royalty payments.

ARTICLE VII – PAYMENT OF PATENT EXPENSES

7.1

DynEco agrees to pay all reasonable legal services charges, related disbursements and governmental fees (including, but not limited to, filing fees, prosecution fees, maintenance fees and annuities) directly related to all patents and patent applications listed on Exhibit AA.

ARTICLE IX – MODIFICATION OF THE 1994 EMPLOYMENT AGREEMENT

9.1	Upon the closing of the share exchange/merger between Dynamic Leisure Group, Inc. and DynEco, Edwards will resign from DynEco and his 1994 EMPLOYMENT AGREEMENT shall become null and void.

ARTICLE X – CONTROLLING AGREEMENT

10.1	Any conflict between the provisions of this AGREEMENT and those of the 1992 LICENSE AGREEMENT or the 1994 EMPLOYMENT AGREEMENT shall be resolved by adhering to the provisions of this AGREEMENT.

10.2	This AGREEMENT shall inure to the benefit of and bind the successors and assigns of both Edwards and DynEco.

10.3	Edwards and DynEco both agree to execute such further documents as may be reasonably necessary or requested to effectuate the intent of this AGREEMENT.

IN WITNESS WHEREOF, the parties have duly executed this AGREEMENT, consisting of three (3) pages and Exhibit AA.

THOMAS C. EDWARDS	DYNECO COPORATION

/s/ Dr. Thomas C. Edwards	By:	/s/ Leonard Sculler
Leonard Sculler, Director

Date:	January 6, 2006	Date:	January 12, 2006